                                                                                 EX-99.B(a)tgtartsup4

ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
W&R TARGET FUNDS, INC.

         W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Executive Committee of the Board of Directors of the Corporation, at a meeting held on February 18, 2004, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

         SECOND: That there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's capital stock, as set forth in the Corporation's Articles of Incorporation.

         THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Two Billion (2,000,000,000) shares of capital stock, (par value $0.001 per share), amounting in the aggregate to a par value of Two Million Dollars ($2,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

Asset Strategy Portfolio	65,000,000 shares
Balanced Portfolio	160,000,000 shares
Bond Portfolio	90,000,000 shares
Core Equity Portfolio	185,000,000 shares
Dividend Income Portfolio	100,000,000 shares
Growth Portfolio	300,000,000 shares
High Income Portfolio	90,000,000 shares
International Portfolio	60,000,000 shares
International II Portfolio	265,000,000 shares
Limited-Term Bond Portfolio	30,000,000 shares
Micro Cap Growth Portfolio	55,000,000 shares
Money Market Portfolio	215,000,000 shares
Science and Technology Portfolio	50,000,000 shares
Small Cap Growth Portfolio	120,000,000 shares
Small Cap Value Portfolio	120,000,000 shares
Value Portfolio	95,000,000 shares

         FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation as follows:

Asset Strategy Portfolio	80,000,000 shares
Balanced Portfolio	200,000,000 shares
Bond Portfolio	90,000,000 shares
Core Equity Portfolio	180,000,000 shares
Dividend Income Portfolio	100,000,000 shares
Growth Portfolio	320,000,000 shares
High Income Portfolio	120,000,000 shares
International Portfolio	60,000,000 shares
International II Portfolio	80,000,000 shares
Limited-Term Bond Portfolio	30,000,000 shares
Micro Cap Growth Portfolio	55,000,000 shares
Money Market Portfolio	135,000,000 shares
Mortgage Securities Portfolio	80,000,000 shares
Real Estate Securities Portfolio	80,000,000 shares
Science and Technology Portfolio	60,000,000 shares
Small Cap Growth Portfolio	140,000,000 shares
Small Cap Value Portfolio	80,000,000 shares
Value Portfolio	110,000,000 shares

         The aggregate number of shares of stock of the Corporation remains at Two Billion (2,000,000,000) shares of capital stock, the par value remains $0.001 per share, and the aggregate value of all authorized stock remains Two Million Dollars ($2,000,000.00).

FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 18th day of February, 2004.

W&R Target Funds, Inc.

/s/Kristen A. Richards
Kristen A. Richards, Vice President

(Corporate Seal)

Attest:

         /s/Daniel C. Schulte

         Daniel C. Schulte, Assistant Secretary

         The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

By: /s/Kristen A. Richards
Kristen A. Richards, Vice President